UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-12436 (Commission File No.)	58-1492391 (IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant's Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)	The Independent Directors Compensation Committee of Colony Bankcorp, Inc. (“the Company”) has approved salaries for certain of its named executive officers. The following table shows the approved corporation salaries.

	2017 Base	2018 Base
Name	Salary ($)	Salary ($)(1)
T. Heath Fountain	N/A(2)	$300,000
President and CEO
Colony Bankcorp, Inc.

Terry L. Hester	210,000	214,000
Executive Vice President
CFO
Colony Bankcorp, Inc.

Kimberly C. Dockery	N/A(2)	130,000
Executive Vice President
Chief Administrative Officer
Colony Bankcorp, Inc.

Lee A. Northcutt	168,500	172,500
Executive Vice President
Regional Market Executive
Eastern Division
Colony Bank

M. Eddie Hoyle, Jr.	170,000	174,000
Executive Vice President
Regional Market Executive
Western Division
Colony Bank

J. Stan Cook	162,000	166,000
Executive Vice President
Chief Operating Officer
Colony Bank

Lee Bagwell	140,000	143,000
Chief Credit Officer
In-House Counsel
Colony Bank

(1)

Compensation Committee approved base salary adjustments for its named executive officers to be effective with the August 23, 2018 payroll run. The committee indicated at year end 2017 that they would assess company performance in mid-year 2018 for review of any base salary adjustments.

(2)	T. Heath Fountain and Kimberly C. Dockery began employment at Colony effective July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: August 15, 2018	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer